UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 21, 2007
RCN Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-16805	22-3498533
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or Organization)		Identification No.)

196 Van Buren Street, Herndon, VA	20170
(Address of principal executive offices)	(zip code)
(703) 434-8200
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
      On December 21, 2007, RCN and Peter D. Aquino entered into an Amended and Restated Employment Agreement (the “Employment Agreement”). On December 27, 2007, RCN Corporation (“RCN” or the “Company”) announced that its Board of Directors renewed Peter D. Aquino as President and Chief Executive Officer of RCN pursuant to the terms of a new, three-year employment agreement. In addition, RCN announced that James F. Mooney, who has served as executive chairman of RCN since 2005, completed his service under the terms of his employment contract, and decided to retire from RCN’s Board of Directors. Michael E. Katzenstein, a current, independent member of RCN’s Board, has been named Non-Executive Chairman of the Board. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.
     Aquino Employment Agreement
     The initial term of the Employment Agreement is three years from December 21, 2007, with one-year annual extensions, unless either party provides the other party with 90 days prior written notice of its intention not to extend the employment term.
     The Employment Agreement provides for (a) a base salary of $600,000 per year (“Base Salary”), subject to annual review for increase by the Compensation Committee of RCN’s Board of Directors (the “Committee”) and (b) an annual performance-based cash bonus of 100% of Base Salary (the “Target Bonus”), payable upon achievement of goals established by the Committee.
     Upon execution of the Employment Agreement, the Company authorized the grant to Mr. Aquino of an award of restricted stock units with respect to 160,000 shares of common stock, par value $0.01 per share, of RCN (the “Initial RSU Award”), under the terms of the Company’s 2005 Stock Compensation Plan (the “Stock Plan”). One-third of the shares subject to the Initial RSU Award shall vest and become payable on each of first three anniversaries of the effective date of the Employment Agreement provided that Mr. Aquino is employed by the Company on each such vesting date.
     Mr. Aquino shall become eligible for discretionary annual awards of equity incentives under the Stock Plan in 2008 and in future calendar years, as determined by the Committee in its discretion (“Annual Awards”). The Annual Awards, if any, (a) shall be determined with reference to a targeted value of two times Base Salary plus 100% of Target Bonus, (b) shall be allocated as not less than 25% restricted stock units with performance vesting and not more than 75% as stock options, (c) would become vested over a period not to exceed 36 months and (d) if stock options, the exercise price shall equal the fair market value of RCN’s common stock on date of the grant.
     The Employment Agreement also provides that, in general, the Initial RSU Award and any Annual Awards shall be (a) subject to forfeiture until vested as provided in the Employment

Agreement, (b) nontransferable except for permitted transfers as approved by the Committee pursuant to the terms of the Stock Plan, (c) fully vested and, in the case of stock options, exercisable upon a Change in Control (as defined in the Stock Plan), with respect to the unvested portion of the Initial RSU Award and any Annual Awards then held by Mr. Aquino, fully vested and, in the case of stock options, exercisable.
     The Employment Agreement provides that Mr. Aquino’s employment with the Company and the employment term shall terminate upon the earliest to occur of (a) Mr. Aquino’s death, (b) the termination of Mr. Aquino’s employment by the Company by reason of Mr. Aquino’s disability, (c) the termination of Mr. Aquino’s employment by the Company for Cause (as defined in the Employment Agreement) or without Cause, (d) the termination of Mr. Aquino’s employment by Mr. Aquino without Good Reason (as defined in the Employment Agreement) upon 60 days written notice or for Good Reason in accordance with the Employment Agreement and (e) the expiration of Mr. Aquino’s employment term.
     The Employment Agreement provides that upon any termination of Mr. Aquino’s employment, he shall be entitled to payment of any earned but unpaid portion of the Base Salary, bonus, benefits and unreimbursed business expenses, in each case with respect to the period ending on the date of termination. In addition to the payments and benefits in the preceding sentence, if Mr. Aquino’s employment is terminated (x) by the Company without Cause (other than due to death or disability) or (y) by Mr. Aquino for Good Reason, or (z) by Mr. Aquino immediately after the expiration of the initial three-year employment term due to the Company’s provision of a Non-Renewal Notice (as defined in the Employment Agreement), then: (i) the Company shall pay Mr. Aquino the Severance Payments (as defined below) in equal monthly installments beginning with the month following the month in which the date of termination occurs for the duration of the applicable Severance Period (as defined below), (ii) the Company shall provide Mr. Aquino with continued medical coverage at active-employee rates for the duration of the applicable Severance Period or, if earlier, until Mr. Aquino receives subsequent employer-provided coverage and (iii) Mr. Aquino shall vest as of the date of termination in the portion of the equity awards that would otherwise have become vested during the applicable Severance Period, with the vested portion of any stock options remaining exercisable for the shorter of the one-year period following Mr. Aquino ‘s date of termination and the remainder of the original term. For these purposes, the following terms have the following definitions:
•	“Severance Payments” shall be an amount equal to 1/12 the sum of the Base Salary and 100% Target Bonus, in each case as in effect on Mr. Aquino’s date of termination.

•	“Severance Period” shall be a number of months that for purposes of clauses (x) and (y) above shall be 24 months and that for purposes of clause (z) above shall be 12 months.

•	“Equity Awards” shall be the portion of the Initial RSU Award, the Annual Awards, if any, and any prior awards.

Payment of the Severance Payments and other benefits are conditioned upon Mr. Aquino’s execution and delivery of an irrevocable general release in form satisfactory to the Company and Mr. Aquino.
     The Employment Agreement also contains confidentiality, non-compete, non-solicit and non-disparagement clauses restricting certain activities of Mr. Aquino during and for certain specified periods following his employment term.
     The foregoing summary of the Employment Agreement does not purport to be complete and is qualified in its entirety by the Employment Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

10.1	Form of Amended and Restated Employment Agreement, dated December 21, 2007, between RCN Corporation and Peter D. Aquino.

99.1	Press Release of RCN Corporation, dated December 27, 2007.

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RCN CORPORATION

By:	/s/ Benjamin Preston

Name: Benjamin Preston
Title: Senior Vice President, General Counsel & Secretary
Date: December 27, 2007

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Amended and Restated Employment Agreement, dated December 21, 2007, between RCN Corporation and Peter D. Aquino.

99.1	Press Release of RCN Corporation, dated December 27, 2007.